UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2004

PRIORITY HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-23249	35-1927379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park

Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 804-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2004, Priority Healthcare Corporation (the “Company”) granted shares of Class B restricted stock of the Company to its executive officers pursuant to the Company’s 1997 Stock Option and Incentive Plan (the “1997 Plan”). Reference is made to the full text of the 1997 Plan, as amended and restated, as set forth as Appendix D to the Company’s Definitive Proxy Statement for its 2003 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 14, 2003, for additional and more detailed terms of the restricted stock awards.

Each of the following executive officers of the Company received the following number of shares of Class B restricted stock in the November 2, 2004 grant: Steven D. Cosler: 19,437; Guy F. Bryant: 9,092; Tracy Nolan: 9,092; Kim K. Rondeau: 9,092; Stephen M. Saft: 6,270; and Rebecca M. Shanahan: 9,092. These restricted stock awards will vest one-fifth on November 2, 2005, one-fifth on November 2, 2006, one-fifth on November 2, 2007, one-fifth on November 2, 2008 and one-fifth on November 2, 2009. As of the date of grant of the restricted stock, the Company and each of the executive officers entered into an Agreement for Restricted Stock. Reference is made to the form of Agreement for Restricted Stock which provides additional information regarding the terms of the restricted stock grants, and which is attached hereto as Exhibit 10-DD and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Exhibits
10-DD	Form of Agreement for Restricted Stock under the Company’s 1997 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2004

PRIORITY HEALTHCARE CORPORATION

By:	/s/ Stephen M. Saft
Name:	Stephen M. Saft
Title:	Chief Financial Officer and Treasurer